UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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[ ]	Definitive Information Statement

EPCYLON
TECHNOLOGIES INC.
(Name of Registrant As Specified in
Charter)

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EPCYLON TECHNOLOGIES INC.
34 King Street E
Suite 1010
Toronto, Ontario
Canada M5C 2X8

Dear Shareholders:

We are informing you that our Board of Directors unanimously, along with our shareholders owning a majority of our outstanding common stock, approved the following action:

1.

the execution and consummation of that certain asset purchase agreement dated May 5, 2016 (the “Asset Purchase Agreement”) with Bridgerock Technologies, Inc., a Canadian corporation (“Bridgerock”), pertaining to the sale and transfer of all of our assets to Bridgerock in exchange for the issuance to Epcylon by Bridgerock of one share of its common stock for each share of our common stock issued and outstanding (the “Transaction”).

This action was approved by written consent on the record date of May 2, 2016 by our Board of Directors and by shareholders owning a majority of our voting capital stock, in accordance with Nevada Revised Statutes. No stockholder meeting will be held in connection with the matters discussed in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to rules under the Securities Exchange Act of 1934, as amended, this corporate action will not become effective until at least twenty (20) days after the date this Information Statement has been mailed to our shareholders.

For the Board of Directors

By:	/s/ Kyle Appleby
Acting Interim Chief Executive Officer

INFORMATION STATEMENT REGARDING
ACTIONS TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDERS
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

"We," "us," "our," “Epcylon” and the "Company" refers to Epcylon Technologies Inc., a Nevada corporation.

This Information Statement is being furnished to the shareholders of Epcylon Technologies, Inc., as of May 2, 2016 in connection with action taken by written consent of holders of a substantial majority of our outstanding common shares. This corporate action consists of approving the execution and consummation of the Asset Purchase Agreement with Bridgerock pertaining to the sale and transfer of all of our assets to Bridgerock in exchange for the issuance by Bridgerock of one share of its common stock for each share of our common stock issued and outstanding (a one for one share basis) (the “Transaction”).

On May 2, 2016, we obtained the approval of the Asset Purchase Agreement by written consent of our stockholders that are the record holders of 102,209,761 shares of common stock, which represents an aggregate 58,92% of the voting power of as of the record date of May 2, 2016 (the “Record Date”). As of the Record Date, there were 173,476,221 shares issued and outstanding. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) 2238646 Ontario Inc. holding of record 97,040,000 shares of common stock (55.94%); (ii) Fidelity Clearing Canada ULC ITF Mhalka Capital Resources Inc. holding of record 2,885,428 shares of common stock (1.66%); and (iii) 1765817 Ontario Inc. holding of record 2,284,333 shares of common stock (1.32%).

The date on which this Information Statement will be sent to our shareholders will be on or about May 20, 2016.

All members of our Board of Directors have approved the Asset Purchase Agreement and the Transaction and shareholders owning a substantial majority of our outstanding common stock have approved this corporate action. No other votes or consents are required or necessary. Consummation of the Asset Purchase Agreement will not become effective until at least twenty (20) days after the mailing of this Information Statement to our shareholders..

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (416) 479-0880. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to our Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of our outstanding votes is required to approve and effect these two corporate actions by this written consent. As of the record date of May 2, 2016, we had 173,476,221 shares of voting common stock issued and outstanding. The consenting stockholders who approved these written actions own of record an aggregate of 102,209,761 shares of common stock, which represents approximately 58.92% of the voting rights associated with our shares of common stock. Each shareholder is entitled to one vote per share of common stock.

Under Nevada law, our shareholders are entitled to dissenting shareholder or appraisal rights relating to this corporate action.

ASSET PURCHASE AGREEMENT

On May 2, 2016, our Board of Directors and majority shareholders, believing it to be in our best interests and our shareholders, approved the Asset Purchase Agreement. Since our inception, the Board of Directors and management have regularly evaluated our business and operations, long-term strategic goals and alternatives and prospects as an independent company with a goal of maximizing shareholder value. As part of these ongoing reviews, we also regularly considered the strategic alternatives available to us, including possibly strategic combinations, acquisitions and divestures.

PRIOR ANNOUNCEMENT

Effective on October 15, 2015, our Board of Directors authorized and approved the execution of that certain memorandum of understanding (the "MOU") between the Company and Bitumen Capital Inc. (“ Bitumen”) pursuant to which the parties set forth their initial understanding regarding a proposed amalgamation, merger or other form of commercial arrangement between the Company and Bitumen. In accordance with the terms and provisions of the MOU: (i) we would enter into an asset purchase agreement with Bitumen; (ii) Bitumen will issue to our shareholders one share of its common stock for each share of common stock of Epcylon issued and outstanding in exchange for all of our assets; and (iii) we intended to complete a private placement offering on or before January 31, 2016 for aggregate proceeds of $1,000,000 consisting of secured convertible debentures with a three year term and yielding at 8% at a purchase price of $0.20 per secured convertible debenture and one-half share purchase warrant with each whole share purchase warrant entitling its holder to purchase one share of common stock of Epcylon at a price of $0.30 per common share within 24 months from the date of the issuance of the share purchase warrant (the "Private Placement").

The MOU was intended to be binding upon both us and Bitumen until execution of a definitive asset purchase agreement. After consummation of the Transaction, it was contemplated that the current shareholders of Bitumen would hold approximately 3.7% and our current shareholders will hold approximately 96.3% shares before giving effect to the Private Placement. The consummation of the Transaction was subject to the satisfaction of certain conditions, including the completion of satisfactory due diligence, the execution of an asset purchase agreement, obtaining required approval by shareholders, completion of the Private Placement and third party and regulatory approval.

Based on advice received from counsel and tax lawyers, our Board of Directors determined that it would be in our best interests to alter the structure for acquisition by Bitumen of our assets as further described below.

TERMS OF ASSET PURCHASE AGREEMENT

We are currently proposing to sell our assets to Bridgerock pursuant to the terms of an asset purchase agreement to be entered into in accordance with the provisions of the MOU (the "Asset Purchase Agreement"). The following summary of the form of Asset Purchase Agreement is provided for the purposes of a general overview of certain material terms and conditions of the asset sale and transaction and shareholders are encouraged to review the complete provisions of the Asset Purchase Agreement in the form attached hereto as Exhibit A.

The following summary does not purport to be a complete description of all material terms and conditions of the Asset Purchase Agreement. The Asset Purchase Agreement has been approved by our Board of Directors and our shareholders holding a majority of the total issued and outstanding shares of common stock entitled to vote thereon. If all other conditions are met, the Transaction is expected to be completed on or about June 30, 2016.

We have two separate business units involving our technology (the “Technology”): (i) a desktop and mobile proprietary sentiment-based trading platform targeted at both the professional retail trader verticals; and (ii) a geolocation-verification technology servicing lottery and gaming industries for applications provisioned on mobile devises (the “Business). We wish to sell to Bridgerock all the assets of the Business in their entirety and subsequently execute the business plan of Bridgerock.

Purchased Assets

Subject to and upon the terms and conditions hereof, we will sell, assign and transfer to Bridgerock and Bridgerock will purchase from us the undertaking, business and operation of the Business as a going concern and including without limiting the generality of the foregoing our following properties, assets, rights, title, benefits and interests or to we are entitled to in connection with such undertaking, business and operation (collectively the "Purchased Assets"):

(a)

the Software, which Software consists of all computer programs including, without limitation, all utilities and communication software including but not limited to the “Stealth Platform” and relevant applications, file handlers, compilers, operating system programs, and all documentation, manuals and forms related thereto that were purchased by or licensed to us and are used in connection with the Business including its source code and all relevant programmers’ notes and tools) and all assignable warranties of any person in respect thereof, to the extent that any such licensed software may be validly assigned by us;

(b)

the Patents, which Patents mean both the patent issued in the United States of America regarding the technology under the number US9142086 B2, US20110269436 and the patent issued in Canada regarding the technology under the numberCA2683026A1, CA2741232A1, WO2010045716A1;

(c)

the Intellectual Property, which includes all domestic and foreign, registered or unregistered patents, trademarks, trade names and styles, service marks, trade secrets, copyrights, franchises, licenses, rights to use, know-how, formulae, processes, inventions, technical expertise, research data, trade secrets, and other intellectual property used in respect of the Business in existence, including without limitation, all copyright or other proprietary interest in software and the related source code, the website, all advertising, packaging, manuals and other marketing materials related to the Intellectual Property and all registrations and pending applications for registration of any Intellectual Property;

(d)	any Prepaid Expenses, which includes all prepaid charges and expenses usually accounted for as prepaid expenses, in respect of the Business relating to its normal activities;

(e)

all Contracts of employment with employees and related Benefit Plans, which means all plans, arrangements, agreements, programs, policies, practices or undertakings (oral or written, formal or informal, funded or unfunded, insured or uninsured, registered or unregistered) which we are a party to or bound by, in respect of any of our employees, or under which we have or will have, any liability or under or pursuant to which payments are made or are required to be made, or benefits are provided to, or a legally binding entitlement to payments or benefits may arise, with respect to any of the employees, individuals working on contract with us, individuals providing services to us of a kind normally provided by the employees and/or any spouses, dependants, survivors or beneficiaries of any such persons;

(f)	all assets and products development and under development by Mobilotto unit including games as well as payment processing solution under development;

(g)

the Books and Records, which includes all of our available books, records, files and documents that pertain to the Business including without limitation all statements, books, ledgers, records, financial records, accounting records, invoices, log books, lists of customers and suppliers, historical records, originals or copies of the assumed contracts, employee files, manuals, benefit plans, if any, and evidence or indication of our ownership and our predecessors in title in and to any of the Purchased Assets;

(h)	cash in all accounts held by us.

The Asset Purchase Agreement contains customary conditions, representations and warranties, indemnifications and pre-closing covenants for the conveyance of the Business. Our obligation to complete the Asset Purchase Agreement will be conditional on, among other things (i) Bridgerock obtains shareholder approval regarding the Asset Purchase Agreement and underlying transaction; and (ii) Bridgerock obtains regulatory approval regarding the transaction. The obligation of Bridgerock to complete the Asset Purchase Agreement is conditional on, among other things, the accuracy of our representations and warranties, there having been no material adverse damage or change in the condition of the Purchased Assets, Bridgerock’s satisfaction with its due diligence investigations related to us and the Purchased Assets, and the receipt of certain third party consents. The Asset Purchase Agreement includes an indemnification by the parties to each other in respect of all losses, costs, claims, damages, expenses and liabilities suffered or sustained, paid or incurred which would not have been suffered, sustained, paid or incurred had all the representations and warranties provided by each party to the other have been accurate and truthful.

Moreover, upon execution of the Asset Purchase Agreement, all parties agreed that Bridgerock will concurrently enter into an identical asset purchase agreement or share exchange agreement with Bitumen Capital, Inc., a publicly traded Canadian corporation (“Bitumen”), and that Bitumen shall inform its shareholders by the issuance of the required press release of the newly agreed structure of the contemplated transaction with Bridgerock.

Purchase Price

Bridgerock shall issue to Epcylon one share of its common stock for each share of our common stock issued and outstanding (on a one for one basis). As of the date of this Information Statement, this represents an approximate issuance of an aggregate of 173,476,221 shares of common stock as consideration for acquisition of the Purchased Assets. We have agreed that prior and subsequent to the closing date, the Series A preferred shares shall remain issued and outstanding. It is intended that the 7,498,625 shares of Series A preferred stock issued and outstanding will subsequently be exchanged for shares of preferred stock of Bridgerock with the same terms and preferences.

Financing

Concurrently, Bridgerock shall continue to raise, by way of private placement either in equity, debt or a combination of both, a total of $1,500,000 (CAD) net of any costs, into Bridgerock by the issuance of units of Bridgerock, with each unit consisting of $25,000.00 convertible secured note convertible into shares of common stock of Bridgerock at a conversion price of CAD $0.30 per share plus one half (1/2) of one common share purchase warrant valid for 24 months exercisable at CAD $0.45 at any time from the date of issuance (the “Bridgerock Unit”). The term sheet of the private placement has been approved by us for distribution.

THE COMPANY

Epcylon is a corporation incorporated under the laws of the state of Nevada on April 22, 2009, whose shares are publicly traded on the OTC Pink Exchange under the symbol “PRFC”. We are a software engineering company that has developed a suite of proprietary mobile solutions servicing the finance and lottery/gaming sectors. It leverages real-time big-data to develop proprietary technology and services for desktop and mobile devices. Our primary focus is the Stealth Trader trading analytics tool that decomposes complex trading behaviour within the order empowering simple trades.

We have two lines of business: (i) the stock trading product, also known as Stealth Trader; and (ii) gaming and lottery vertical product, also known as Mobilotto. Stealth is a platform that develops proprietary trader intelligence indicators. Mobilotto is a patented geolocation technology solution focused on location/jurisdictional verification

ASSETS AND THE TECHNOLOGY

Stealth

Stealth is a trading analytics tool that decomposes complex trading behavior within the order book (a list of orders either manual or electronic that a trading venue uses to record interest in a particular financial instrument) empowering simple trades. Stealth Trader is based on sentiment within the electronic order book empowering simple, profitable trades. Stealth Trader measurers real-time market sentiment and traders’ perceptions and displays in a cockpit format.. It is the first real-time market sentiment and traders' perception cockpit. Based on a unique algorithm that analyzes the bid ask flow rate and other trading activities for a given security. This data is visually represented in the application showing market sentiment trends down to the millisecond and is specifically designed with the mobile trader in mind Stealth is a trading platform with an artificial intelligence for superior accuracy. It is a proprietary chart-free trading tool that eliminates the noise and indecisions associated with conventional lagging indicators. It is a real-time market sentiment based solution based on electronic order book. Its signal notifies users of profitable trading opportunities at lower risks. Stealth’s model provides for easy scaling and cash-flow stabilization. The application allows for immediate sign in with any pre-approved brokerage account.

Our Stealth Trader is fully integrated with Interactive Brokers Group, Inc. with respect to order execution. Management believes that Interactive Brokers Group Inc. and its affiliates execute nearly 1,000,000 trades on a daily basis.

Stealth’s competitive advantages may be summarized as follows: (1) it is the first real-time sentiment and perception indicator for financial markets; (2) it is a game-changing analytics that empowers traders, giving them a competitive edge; (3) its interface is designed to quickly process complex data to enable faster trading decisions; (4) it identifies optimum entry and exit points; and (5) it is applicable for all securities in any financial market.

Following consummation of the Asset Purchase Agreement, Bridgerock aims to launch the Stealth mobile application in mid-2016. Said mobile application will provide the market with commission-free trading, real-time indicators to generate profitable trades and an intuitive industry defining user interface. The Stealth mobile application will provide a white-label mobile platform designed for small-screen and will offer an array of market-leading indicators. The Stealth mobile application is designed for mobile devices. The application also notifies users when poor signal or battery life may affect the execution to ensure smart risk management. Bridgerock further intends to engage discussions with strategic partners such as: broker-dealers, reseller partners, direct online sellers and mobile application companies.

Colony Auto-Trader

The Colony-Auto Trader (“Colony”) is an intelligence-based proprietary and automated trading algorythim that trades securities intraday by exploiting market inefficiencies through the use of complex mathematics/statistics. The Colony can be used to trade securities across various asset classes including equities, options, futures, currencies, fixed income and exchange-traded funds. It is a trading platform that can trade securities on multiple markets globally.

The Colony platform is in the final stages of development and when completed, management believes it to be used for any capital market around the world provided securities traded satisfy minimum scanning filtering requirements (i.e., volatility, narrow bid-off spreads, daily volume thresholds, liquidity). The Colony will maximize profits through speed of execution and automation.

The Colony does not involve human interaction to generate trades. Instead, it automatically executes trades based on previously established filters. It has capacity of trading up to 2,000 securities while operational optimization and effectiveness is limited to 40-60 securities for a given capital market on any given trading day. Although the Colony eliminates the need for human decision-making, it does require a human to manage various risks throughout the day.

License Agreement. We plan to establish a discretionary trading fund and have recently signed a license agreement Tactex Asset Management Inc. (“Tactex”. In accordance with the terms and provisions of the License Agreement, we granted a license to Tactex to use our products including, but not limited to, the Stealth Console products, which are trading tools that filter real-time market data to generate market perception and sentiment visualization (the “Products”), within the structure of Tactex’s existing asset management organization by its employees and portfolio managers in the financial markets. Tactex is a duly licensed portfolio manager in Quebec, Ontario, New Brunswick, Alberta and British Columbia and is qualified to perform portfolio management of client accounts in full compliance with existing regulatory requirements. In further accordance with the terms and provisions of the License Agreement, Tactex agrees to pay to the Company certain fees associated with its use of the Company’s Products. The Company also has agreed to provide Tactex with initial training sessions of up to three months with one of the Company’s Stealth Console experts.

Referral Agreement. Effective on November 17, 2015, we also entered into that certain referral agreement (the “Agreement”) with Tactex. In accordance with the terms and provisions of the Agreement, we will from time to time refer certain potential clients to Tactex with respect to such persons desiring to receiving portfolio and wealth management services from Tactex, including opening and maintain a separately managed account with Tactex (the “Referred Client”). Tactex further agrees to provide portfolio and wealth management services to the Referred Client, complete its customary account opening process, and ensure compliance with all applicable laws with respect to the services delivered by it to such Referred Client.

In further accordance with the terms and provisions of the Agreement, Tactex shall pay to us a referral fee equal to the aggregate net management fees, performance fees and other commissions derived by Tactex from the Referred Client during a calendar quarter less the following amounts that shall be retained by Tactex: (i) 50 basis points calculated on total AUM held in the account of the Referred Client during the relevant period (calculated daily); (ii) 25% of any performance fee charged to the account during the relevant period (calculated monthly); and (iii) administrative costs of managing the respective account.

The Agreement may be terminated either by Tactex or us under the following circumstances: (i) material breach by either party of this Agreement, which is not remedied within thirty day of notice of such breach; (ii) interpretation of new or existing laws that precludes the parties from acting under the terms of the Agreement; (iii) ninety day prior written notice; or (iv) insolvency or bankruptcy of us or Tactex.

Mobilotto

We also own two geo-location verification patents (one located in Canada and one located in the United States with a global patent pending) through our Mobilotto. In 2015, Mobilotto was awarded the U.S. and Canadian patent method and system for enabling gaming via a mobile device for its services. The Canadian and U.S. geo-location verification patents allow the lottery or gaming vendors to geo-locate the consumer during the game play. Mobilotto are proprietary technology solutions for the lottery and gaming industry. This technology is a mobile location/jurisdictional verification service configurable to hyper-local, state and national boundaries. Mobilotto provides a patented solution for mobile lottery and gaming applications which definitively validates the consumer’s location via third party, non-biased geolocation services. Mobilotto validates whether the player is eligible or ineligible to participate based on the client’s geo-location business rules.

As lottery and gaming companies expand their mobile services, these companies and their vendors often rely on location verification services that can be spoofed by the consumer’s device resulting in criminal activity.

The Mobilotto patents will generate revenues from: (1) mobile online gaming; (2) sports betting; (3) pari-mutuel gambling; (4) charity events; (5) ticket security/tracking and (6) many other gaming applications. It is intended that the patents will be bundled with other patents to make it more attractive to licensees in generating incremental revenue.

Markets

Online Trading market. The online trading market comprises of investors with a wide range of trading activities, demographic profiles, and risk tolerances. We can define investors in the following three categories: (i) traditional investors, who are long-term investors with sporadic trading activity (<3 trades per month) and is the largest proportion of self-directed investors; (ii) active investors, who are investors trading between 3 and 10 trades per month; and (iii) active investors who tend to use a wider range of tools as compared to traditional investors and typical trading activity averages over 10 trades per month. This group of investors tends to be more self-directed and is less interested in advice. Occasionally, firms will define a fourth segment for those who trade hundreds of times per month. These “hyperactive traders” tend to consist of individuals who trade for a living or may trade on family accounts.

Over the past several years, the number of trading platforms has expanded, leading to a fragmented market. Since 2010, a number of firms targeting the active investors and active traders have emerged. There are now a number of firms focused specifically on options, futures, and equities trading, including eOption, OptionsHouse, OptionsXpress (now owned by Schwab), and TradeMonster. Additionally, a number of bank brokers, insurance groups, mutual fund providers, and private wealth managers have enhanced their online trading capabilities to supplement their other wealth management services.

These firms use their online trading capabilities to target their existing customer base and try to capture assets previously held at stand-alone discount brokers via cross-selling into different accounts. These online services are also aimed at banking customers with too \few assets to hold advisory-based accounts. The goal is to capture these customers early, allow their wealth to grow, and then cross-sell into fee-based accounts once they have more wealth.

The online trading industry can be further broken down into to 2 main categories: (i) Online Brokerage companies with execution capabilities; and (ii) Online trading education companies with charting/indicator based software without execution capabilities.

The first category of online brokerage companies with trade execution capabilities main revenue is derived from commissions and fees from trade execution. The second category of trading education companies with charting/indicator software derive their revenue from trading courses/service and/or monthly software as a service subscription models.

See table 1: Online Brokerage Taxonomy

Table 1: Online Brokerage Taxonomy

PREDOMINANT CLIENT SEGMENT	PREDOMINANT PRODUCTS	BUSINESS MODEL	REPRESENTATIVE FIRMS

Cobra Trader,
Interactive Brokers,
Just2Trade, Light
Active to hyperactive traders (10-	Stocks, options,	Active trader execution	Speed, MB Trading,
100's trader per month)	Futures, Forex	platforms	SureTracker,
TradeStation, TD
Ameritrade (Think or
Swim)

eOption,
OptionsHouse,
Active Investors and lower end	Stocks, Options,	Focus on stock and	Options
active traders (3-10's trades per	Mutual Funds, ETF's	option trading	Express(owned by
month)			Schwab), E*Trade, TD
Ameritrade
ChoiceTrade, Kapitall,
		Other Standalones	Scottrade, Sogotrade

		Asset Managers	Fidelity, Vangard,
Robbins
Bank Broker-Dealers
		(partially advisory	Merrill Edge (Bank of
		dependent)	America), WellsTrade

		Emerging Bank Broker-	Sharebuilder(Capital
		Dealers	One) US Bank
	Equities, Mutual		Examples include:
Traditional Investors	Funds, EFT's,	Other Bank Brokers,	Associated Bank, first
		typically regional banks	Tennessee Bank, Bank
	Retirement Products		of the West, etc.

		Other wealth managers,	Examples include:
		insurance groups, etc.	American Century,
TIAA Cref, USAA, etc.

*Celent report by Oliver Wyman: The Race for Self Directed Investors

Most of the major indices have doubled since their 2008 lows, but despite these significant improvements in the market, daily average revenue trades or (DARTs) at major online brokerages and active trader firms has fallen within small ranges since 2008.

The fact that accounts have continued to rise but DART growth has remained stagnant at firms suggests that average DARTs per account has decreased. The implication of less activity per account is a challenge that all online brokers are facing and have them searching for solutions to this problem.

By showing how the Stealth system differentiates from all other existing trading software, the Resulting Issuer will retain existing customers and grow their trading frequency and performance, attract online traders from competitors, attract early adopters on the cusp of considering on line trading, but most importantly, reach a whole new generation of gamers that will be attracted to trading. This will done by showcasing the technology through ongoing presentations, training of existing clients on the system, webinar series, newsletters, and live trading demonstrations within a live trade room.

Mobile Lotto/ gaming market. Lottery revenues in many jurisdictions will grow significantly by offering mobile services. Lottery issuers are increasingly looking to revise games, versus new distribution channels, to advance their objectives.

There are three (3) main ways to monitor mobile location. The basic logic with all three (3) is to compare signal time against a known receiver. Global Positioning System (“GPS”) uses satellites, wifi triangulation uses urban hotspots with known locations and wireless triangulation uses cell towers from carriers.

The current regulators simply demand that mobile services providers use “best efforts” to locate their users. Most rely on phone-based GPS. Mobilotto patents accurately states that to avoid being spoofed by overpowering the signal GPS, a gaming provider should use wireless triangulation. There are commodity GPS spoofers available on the market.

The key difference in Mobilotto is that the phone is querying a third party (cell tower) to validate its location whereas GPS relies on the phone’s integrity in query the satellite. Mobilotto leverages it patents to provide a mobile software development kit for each major platform (iOS, Android) and licenses this as a verification utility.

BITUMEN CAPITAL INC.

COMPANY DESCRIPTION

Upon execution of the Asset Purchase Agreement, all parties agreed that Bridgerock will enter into an identical asset purchase agreement or share exchange agreement with Bitumen Capital, Inc., a publicly traded Canadian corporation (“Bitumen”), and that Bitumen shall inform its shareholders by the issuance of the required press release of the newly agreed structure of the contemplated transaction with Bridgerock. Therefore, our shareholders shall become shareholders of Bitumen.

Bitumen Capital Inc. was incorporated under Canada Business Corporations Act on March 17, 2006. Bitumen’s registered address is 606 Cathcart Street, Suite 300, Montreal, Quebec, H3B 1K9. In March, 2007, Bitumen completed an initial public offering ("IPO") of 4,000,000 common shares at a price of $0.10 per share and is listed as a Capital Pool Company on the TSX – Venture Exchange (the “TSX-V”) effective March 13, 2007.

The principle business of Bitumen is the identification and evaluation of companies, business or assets with a view to completing a Qualifying Transaction defined in Policy 2.4 of the TSX-V. On December 18, 2008, Bitumen applied for an extension to its March 13, 2009 deadline to complete a Qualifying Transaction and on January 7, 2009, the TSX-V Venture granted a 6 month extension to September 14, 2009. Bitumen was required to complete its Qualifying Transaction on or before September 14, 2009, however, Bitumen did not achieve this and the trading of its listed shares was suspended on the TSX-V. Any potential Qualifying Transaction will be subject to shareholder and regulatory approval. Completion of a Qualifying Transaction was not concluded within the required 90 days following suspension; therefore the shares were transferred to the NEX Board and began trading under the symbol BTM.H on December 29, 2009.

OPERATIONAL RISKS

As Bitumen is currently a Capital Pool Company, it will not commence generating earnings until after completion of the Qualifying Transaction. Until the Qualifying Transaction is completed, Bitumen is not permitted to carry on any business other than the identification and evaluation of potential transactions. Bitumen has limited funds with which to conclude its proposed Qualifying Transaction and there can be no assurance that Bitumen will be able to raise the necessary funds to conclude the identified Qualifying Transaction. Bitumen announced the proposed Qualifying Transaction involving Epcylon Technologies Inc., but it is not yet completed and expects to incur further losses in the development of its business as management works to complete the necessary requirements in order to close the Qualifying Transaction.

QUALIFYING TRANSACTION

On October 19, 2015, Bitumen announced a signing of a Memorandum of Understanding (“MOU”) with Epcylon Technologies Inc. a corporation incorporated on April 22, 2009 under the laws of the State of Nevada and whose shares are publicly traded on the OTC Pink Exchange under the symbol "PRFC" (the "Transaction") which will constitute the Company’s Qualifying Transaction, as per Policy 2.4 of the TSX-V.

There are currently 13,150,001 common shares of Bitumen issued and outstanding and 1,315,000 allotted stock options entitling the holders, certain officers and directors of Bitumen to acquire common shares of Bitumen (the "Stock Option(s)"). Each Stock Option entitles its holder to acquire a common share of Bitumen at a price of $0.10 per common share at any time up to October 17, 2017. Upon completion of the transaction, all of the 1,315,000 issued and outstanding Stock Options to officers and directors of Bitumen will be cancelled.

Prior to closing of the transaction, Bitumen will complete a reverse split of its common shares consisting in one (1) old share for 0.538 new share, resulting in an aggregate number of 7,000,000 issued and outstanding common shares of Bitumen. Current shareholders of Bitumen will hold approximately 3.7 % and current holders of Epcylon will hold approximately 96.3 % of the resulting issuer's common shares issued and outstanding before giving effect to the Private Placement described below.

The Transaction is not a "Non-Arm's Length Transaction" under the TSX-V’s policies.

SPONSORSHIP

The Qualifying Transaction will be subject to the Exchange Policy 2.2 on sponsorship and sponsorship requirements. Bitumen intends to retain a sponsor for the Qualifying Transaction. An agreement to sponsor should not be construed as any assurance with respect to the merits of the Qualifying Transaction or the likelihood of completion.

DISSENTER RIGHTS

Nevada Revised Statutes 92A.410(2) provides that when a merger is effected without stockholder approval under NRS 92A.180, the Nevada corporation “shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in NRS 92A.430.” NRS 92A.430, in turn, provides that the corporation “shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights” and details what must be included in the notice.

In Smith v. Kisorin USA, the Nevada high court concluded that the requirement of NRS 92A.410(2) and NRS 92A.430 that all stockholders entitled to assert dissenters’ rights receive a notice must be read as meaning that a dissenters’ rights notice need only be directly provided to the holder of record, who holds the stock in trust for or as agent of the beneficial stockholder, thereby directly and indirectly providing notice to all stockholders as required by the statutes.

BOARD OF DIRECTORS’
AND STOCKHOLDER APPROVAL

As our directors and shareholders of approximately 58.92 % of our voting power signed a written consent in favor of the Asset Purchase Agreement, the Asset Purchase Agreement will be as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

Our Board of Directors considered Section 78.140 of the Nevada Revised Statutes regarding restrictions on transactions involving interested directors in light of the fact that two of our three directors may be members of the Board of Directors of Bridgerock subsequent to closing of the Asset Purchase Agreement. The Board of Directors fully considered all factors of the transaction involving the Asset Purchase Agreement, including the fact of the common directorship and office, and the Board of Directors authorized, approved and ratified the Asset Purchase Agreement in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors. In accordance with the statutory provisions, the fact that the vote or votes of the common or interested director or directors are not counted does not prohibit any authorization, approval or ratification of a contract or transaction to be given by written consent regardless of whether the common or interested director signs such written consent or abstains in writing from providing consent. All members of our Board of Directors approved and authorized via written consent the Asset Purchase Agreement believing that the Asset Purchase Agreement is fair to us and in the best interests of our shareholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

VOTING AND OTHER SHAREHOLDER RIGHTS

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of our directors and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. Holders of our common stock have no cumulative voting rights. Holders of our common stock have no preemptive rights to purchase our common stock or rights or interests therein such as options and warrants. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

DESCRIPTION OF SECURITIES

DESCRIPTION OF STOCK

Our Articles of Incorporation authorizes the issuance of 300,000,000 shares of common stock, par value $0.0001 per share of which 173,476,221 shares were outstanding as of the date of this Information Statement, 10,000,000 shares of Series A preferred stock, par value $0.0001, of which 7,498,625 Series A shares were outstanding as of the date of this Information Statement, and 5,000,000 shares of Series B preferred stock, par value $0.0001, of which no shares of Series B preferred stock were outstanding as of the date of this Information Statement. All of the outstanding shares of common stock and Series A preferred stock are fully paid and non-assessable. See “ – Purchase Price” above.

VOTING RIGHTS

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of our directors and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors, including voting rights of the Series A preferred stock.

OTHER

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by our Board of Directors and the written consent of the majority shareholders.

The Board of Directors has adopted, ratified and approved the Asset Purchase Agreement. The securities that are entitled to vote approval of the Asset Purchase Agreement consist of issued and outstanding shares of our $0.0001 par value common voting stock outstanding on May 2, 2016, the record date for determining shareholders who are entitled to notice of and to vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on May 2, 2016 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, we had 300,000,000 shares of common stock authorized with a stated par value of $0.0001, of which 173,476,221 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 58.92 % of the voting power of the Company, as of the record date, have consented to the action required to adopt Proposal One above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal. During fiscal year ended December 31, 2015, our Board of Directors did not hold any special meetings. Any corporate actions requiring approval by the Board of Directors was accomplished pursuant to unanimous written consents. The Board of Directors did not hold an annual meeting during fiscal year ended December 31, 2015. We do not have any policy with regards to the members of our Board of Directors attendance at annual meetings of security holders.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table presents information with respect to our officers, directors and significant employees as of the date of this Information Statement.

Name	Age	Position

Kyle Appleby	41	Chief Financial Officer and Interim Chief Executive Officer

Todd Halpern	57	Director
John Fitzgerald	54	Director
Gary Schwartz	51	Director

Biographical Information Regarding Officers and Directors

Kyle Appleby- Chief Financial Officer and Interim Chief Executive Officer. Mr. Appleby, CPA, CA serves as our Chief Financial Officer and our interim Chief Executive Officer. Mr. Appleby has over 18 years’ experience in public accounting and has been providing part-time CFO, and other financial accounting and compliance services to both public and private companies since 2007. Prior to 2007 Mr. Appleby worked for several public accounting firms in Canada. Mr. Appleby is a member of the Chartered Professional Accountants of Canada.

Todd Halpern – Director. Mr. Halpern currently resides as President of Halpern Enterprises. Mr. Halpern and his family have been in the business of importing fine wines and spirits into Canada for over 57 years. Mr. Halpern joined Halpern Enterprises in 1979, and since has grown the company tremendously. Today, the company represents over 100 of the World’s finest wine and spirit producers.

Serving on the Toronto General Hospital Board since 2005, Mr. Halpern is Board Champion of the Krembil Neuroscience Centre’s Krembil Discovery Tower and Krembil Neuro Program. He is also Chair of the Grand Cru Culinary Wine Festival, which benefits research at University Health Network.

Mr. Halpern was also a member of the Board of Sentinelle Medical Inc. and was involved in the successful acquisition of the company by Hologic Inc.

John Fitzgerald- Director. Mr. Fitzgerald, a senior investment banker and investor, has sourced and executed a wide variety of large and complex transactions across multiple industries, including the healthcare, digital media and natural resources sectors. Mr. Fitzgerald worked in a senior banking capacity for 20+ years in New York and London at Dresdner Kleinwort Wasserstein, Credit Suisse First Boston and Lehman Brothers International where he won multiple “Deal of the Year” awards. Mr. Fitzgerald has significant expertise in capital markets, acquisition finance, structured finance, securitization and project finance.

In addition to his investment banking activities, Mr. Fitzgerald has served as a valued advisor to, and member of, the Board of Directors of numerous technology businesses. Most recently, Mr. Fitzgerald served as Board Member and Chairman of the Audit Committee of Daystar Technologies (NASDAQ-listed solar panel manufacturer), Director and Interim CEO of Harvest Wind (wind turbine manufacturer), Advisor to iSense Corporation (medical device manufacturer), Director and Interim President of BostonPoly (medical polymer manufacturer) and Advisor and Board Observer for Trustwater plc (water filtration for industrial and medical application).

Mr. Fitzgerald received a B.A. with Distinction from Bowdoin College, an MSc.(Econ) from The London School of Economics and an M.B.A. from The Wharton School, University of Pennsylvania. Mr. Fitzgerald lives in Toronto and Ketchum, Idaho.

Gary Schwartz- Director. Over the past 15 years, Mr. Schwartz has played a leadership role in the mobile industry. He is the author of "THE IMPULSE ECONOMY" and "FAST SHOPPER, SLOW STORE" published by Simon & Schuster, Atria Imprint. Gary is presently writing a book on the Internet of Everything (IoT) titled "IF THINGS COULD SPEAK".

In 2013, Mr. Schwartz was recognized by Mobile Marketer publication as the "Mobile Commerce Evangelist of the Year” and in 2014 Gary was selected as the Retail Innovator of the Year by Retail Touchpoints. Gary is Chair Emeritus of mobile committee of the Interactive Advertising Bureau (IAB) and the Mobile Entertainment Forum (MEF) and is presently is the Global Director of the Location Based Marketing Association (LBMA).

Mr. Schwartz is an alum of Columbia University in New York and the Stanford University Center in Yokohama, where he was the recipient of the Asia and Japan Foundation Fellowships.

Term of Office

All of our directors are appointed for a one-year term to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders. Our executive officers are appointed by our Board of Directors and hold office until removed by the Board.

Significant Employees

At the present time, we have one key employee in addition to our officers and directors.

John Hollander– Employee, Programmer. John serves as Head of IT Programming of Epcylon Technologies, Inc. and is responsible for project management and systems design, John is an expert in the development and optimization of market analysis tools and automated trading systems.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present director (or person nominated to become director), executive officer, founder, promoter or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the executive officers and directors, and persons who beneficially own more than 10% of the equity securities of reporting companies, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we received, we believe that during the year ended May 31, 2015, and to current date of this Annual Report, certain filings have not been made. We will be working with our officers and directors to ensure that such delinquent filings will be made and that in the future all such filings will be timely made.

CORPORATE GOVERNANCE

Board Committees

Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the only recent significant increase in operational activity, the Board of Directors believes it had been able to effectively manage the issues normally considered by such committees. However, our Board of Directors is currently underway to undertake a review of the procedures required to establish these committees in the near future.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. To the knowledge of the Company, there have been no reported violations of the Code of Ethics. In the event of any future amendments to, or waivers from, the provisions of the Code of Ethics, we intend to describe on our Internet website, www.epcylon.com, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

Whistleblower Procedures Policy

In accordance with the requirements of Section 301 of the Sarbanes-Oxley Act of 2002, the Board of Directors of the Company has adopted a Whistleblower Procedures Policy, stating that all employees of the Company and its subsidiaries are strongly encouraged to report any evidence of financial irregularities which they may become aware of, including those with respect to internal controls, accounting or auditing matters. Under the Whistleblower Procedures Policy, the management of the Company shall promptly and periodically communicate to all employees with access to accounting, payroll and financial information the means by which they may report any such irregularities. In the event an employee is uncomfortable for any reason reporting irregularities to his or her supervisor or other management of the Company, employees may report directly to any member of the Board of Directors of the Company. The identity of any employee reporting under these procedures will be maintained as confidential at the request of the employee, or may be made on an anonymous basis. Notice must be provided to all of the Company’s employees with access to accounting, payroll and financial information in respect of these procedures.

BOARD COMMITTEES

Audit Committee

Our audit committee consists of Todd Halpern and Jon Fitzgerald. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and (5) funding for the outside auditors and any outside advisors engagement by the audit committee.

Audit Committee Financial Expert

Todd Halpern is the audit committee’s financial expert. Our Board of Directors has determined that Mr. Halpern’s education and experience qualify him for such position. The Board of Directors has analyzed the independence of each of our directors and has determined that Mr. Halpern is one of our four independent directors under the rules of the NASDAQ Stock Market LLC, including the definition of “independent director” under Section 5605(a)(2) of the NASDAQ Manual.

Disclosure Committee

Disclosure committee functions are performed by our entire board of directors.

Director Nominations

There have been no changes in the year ended May 31, 2015 to the procedures by which security holders may recommend nominees to our board of directors.

Advisory Board

On February 12, 2014, our Board of Directors authorized the establishment of an advisory board (the "Advisory Board"). The Advisory Board shall have the responsibility of advising our Board of Directors and management regarding development of our intellectual property and technology, including trans-border technology transfer efforts (the "Proprietary Technology"). The Proprietary Technology relates to our operations including, but not limited to, its mobile lottery software application (the "MOBI Products") and its Stealth products for proprietary algorithmic securities trading systems.

Board Leadership Structure and Role in Risk Oversight

Mr. Todd Halpern serves as Chairman of the Board of Directors and our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the board’s appetite for risk. While the Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

The Board of Directors intends to implement an Executive Committee (the “Executive Committee”), which will consist of the following members: Todd Halpern, Chairman and member of the Board of Directors, and Kyle Appleby, Chief Financial Officer. Mr. Todd Halpern will be acting as Chairman of the Executive Committee.

Also, the Board of Directors intends to implement an Independent Advisory Committee (the “Independent Committee”), which will consist of the following two (2) independent following members: Mr. Richard Groome and Mr. Nikolas Perrault. Mr. Richard Groome will be acting as Chairman of the Independent Committee. The Committee will provide ongoing advice which will not be binding for the Company, including to the Executive Committee.

EXECUTIVE COMPENSATION TABLE

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officers during the years ended December 31, 2014 and December 31, 2013.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position (1)	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jack Bensimon (2)
Chief Executive
Officer and
Director	2015	40,000							40,000

Peter George (2)
Chief Executive
Officer and	2015	$0							$0
Director	2014	$0							$0

Kyle Appleby (3)
Chief Financial	2015	$12,,000							$24,000
Officer	2014	$8,000						$12,000	$,8000

Cato Kemmler (4)
President and
Director	2014	$0							$0

Abbas Damji (5)
Chief Financial
Officer,
Former Chief
Executive
Officer and
Former Director	2014	$0							$0

(1)	Other than as set forth above, no other officers of the Company earned over $100,000.

(2)

On March 4, 2015, Mr. Peter George resigned as our Chief Executive Officer and to the Board of Directors, and on March 10, 2015 Mr. Jack Bensimon was appointed as Chief Executive Office and to the Board of Directors. Mr. Bensimon resigned effective September 22, 2015.

(3)	On February 6, 2014, Mr. Kyle Appleby was appointed as our Chief Financial Officer.

(4)	Effective June 3, 2013, Mr. Abbas Damji was appointed as our Chief Executive Officer and to the Board of Directors. Mr. Abbas Damji resigned on October 11, 2013.

(5)	Effective February 6, 2014, Mr Emlyn David resigned as our Chief Financial Officer. Effective as of May 14, 2012, Mr. Emlyn David resigned as our Chief Executive Officer.

Employment Agreements

We entered into a consulting agreement with Mr. Appleby pursuant to which a company owned by Mr. Appleby shall be compensated for his services to us at a rate of $2,000 Dollars per month, payable by $1,000 in cash and $1,000 in common stock.

At the present time, we do not have an employment agreement with any other officer of the Company.

Director Compensation for the year ended May 31, 2015

During the fiscal year ended May 31, 2015, none of our directors received any compensation for their services, except for as set forth in the Summary Compensation Table above.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning the beneficial ownership of our common stock as of the date of this Information Statement with respect to: (i) each person known to us to be the beneficial owner of more than five percent of our common stock; (ii) each of our directors and executive officers; and (iii) our directors and executive officers as a group. As of the date of this Information Statement, there were 173,476,221 shares of our common stock issued and outstanding:

BENEFICIAL OWNWERHIP CHART

				Percentage of
		Options/		Shares
Name and Address of Beneficial Owner	Shares	Warrants (1)	Total (1)	Outstanding (1)
Officers and Directors				%

Kyle Appleby	-0-	-0-	-0-	-0-

Todd Halpern	375,000	-0-	-0-	-0-
Gary Schwartz	-0-	-0-	-0-	-0-
John Fitzgerald	-0-	-0-	-0-	-0-

All officers and directors as a group (5 persons)	375,000	0	375,000	0%
Five Percent Stockholders
2238646 Ontario Inc. (2)	97,040,000	0	97,040,000	57.6%

For each individual or entity listed above, the mailing address is: c/o Epcylon Technologies, Inc., 34 King Street, Suite 1010, Toronto, Ontario, Canada M5C 2L9, except as otherwise indicated below.

(1) Includes options and warrants exercisable as of the date hereof or within 60 days hereafter. We are unaware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.

(2) Debra Swain in Trust has sole voting and dispositive control over shares of our common stock owned by 2238646 Ontario Inc., an Ontario corporation located at 23 Bedford Road, Toronto, Ontario M5R 2J9, Canada. Debra Swain is the sole officer, director and shareholder of 2238646 Ontario Inc.

Potential Changes in Control

At the present time, there are no arrangements known to us, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Stock Option Plan Information

To date, we have not adopted a Stock Option Plan.

Adverse Interests

We are not aware of any material proceeding to which any of our directors, officers, or affiliates, or any owner of record or beneficially of more than five percent of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in these corporate actions which is not shared pro rata by all of our other shareholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, the Company files reports, documents, and other information, including annual and quarterly reports on Form 10-K and Form 10-Q and current reports on Form 8-K, with the Securities and Exchange Commission (the “Commission”). These reports and information filed by us can be inspected and copied at the public reference offices of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials also can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our filings with the Commission also are available to the public on the Commission’s Internet website at http://www.sec.gov.

We shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Information Statement, The address and telephone number to which such a request is to be directed are as follows: Epcylon Technologies Inc., Attn: Gary Schwartz, Interim Acting Chief Executive Officer, 34 King Street E, Suite 1010, Toronto, Ontario, Canada M5C 2X8; telephone (416) 479-0880.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only.

By Order of the Board of Directors

Dated: May 5, 2016	By:	/s/ Kyle Appleby
Chief Financial Officer